Exhibit 99.1

Sonic Automotive, Inc. Continues Earnings Improvement Trend With Strong Fourth

Quarter Results

CHARLOTTE, N.C. – February 26, 2008 – Sonic Automotive, Inc. (NYSE: SAH), a leader in automotive retailing, today announced that fourth quarter 2007 earnings from continuing operations were $29.4 million, or $0.68 per diluted share, compared to $28.9 million, or $0.64 per diluted share, in the prior year period.

“Our key operating initiatives continue to drive our results even in a challenging new vehicle sales environment,” said President and Chief Strategic Officer, B. Scott Smith. “Continued implementation of our used vehicle merchandising strategy drove same store used vehicle revenue up 19.3% compared to the fourth quarter of last year. Our brand and geographic diversity along with our initiatives in the higher margin segments of our business continue to provide us with the flexibility to respond to changing market conditions.”

Commenting on 2008, Mr. Smith said, “We expect to see continued softness in new vehicle sales during 2008 which will be largely offset by growth in our used vehicle and parts and service revenue. In addition, as part of our ongoing portfolio enrichment and capital allocation strategies, we are considering changes to our group of stores held for sale, including the potential sale of a number of profitable, well-managed stores that no longer fit our business model or which require capital expenditures that do not make sense for us. This change, when enacted, will reduce earnings from continuing operations in 2008 by approximately $0.09 as some profitable stores may now be included in our discontinued operations group. This potential impact has been included in our 2008 earnings per share from continuing operations target of $2.35 – $2.50. A full update on our business and our 2008 earnings target will be provided on our scheduled conference call.”

Presentation materials for the Company’s earnings conference call at 11:00 A.M. (Eastern) on February 26, 2008 can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the left side of the screen.

To access the live broadcast of the conference call over the Internet go to: www.sonicautomotive.com.

A live audio of the conference call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (800) 642-1687 (domestic) or (706) 645-9291 (international), conference call ID # 35931851.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is one of the largest automotive retailers in the United States operating 169 franchises and 34 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated benefits of our operating strategy, new vehicle market conditions, used vehicle revenue growth, parts and service revenue growth, dealership disposition activity and earnings per share from continuing operations. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(in thousands, except per share, unit data and percentage amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Revenues
New retail vehicles	$1,193,897	$1,154,984	$4,676,256	$4,551,768
Fleet vehicles	90,863	74,277	380,224	346,739
Used vehicles	376,537	301,005	1,449,537	1,281,887
Wholesale vehicles	96,729	105,327	428,129	496,531

Total vehicles	1,758,026	1,635,593	6,934,146	6,676,925
Parts, service and collision repair	301,678	280,210	1,191,347	1,118,366
Finance, insurance and other	53,560	47,457	211,440	189,788

Total revenues	2,113,264	1,963,260	8,336,933	7,985,079
Total gross profit	322,378	305,055	1,291,585	1,228,291
SG&A expenses	237,957	224,773	967,706	942,890
Depreciation	7,160	5,985	27,306	23,248

Operating income	77,261	74,297	296,573	262,153
Interest expense, floor plan	16,710	15,898	67,638	59,580
Interest expense, other	11,366	9,027	39,795	39,662
Other (expense) / income	(21)	57	73	(589)

Income from continuing operations before taxes	49,164	49,429	189,213	162,322
Income taxes	19,758	20,513	74,377	65,490

Income from continuing operations	29,406	28,916	114,836	96,832
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(8,065)	(7,254)	(26,585)	(23,054)
Income tax benefit	1,695	1,577	7,251	7,339

Loss from discontinued operations	(6,370)	(5,677)	(19,334)	(15,715)

Net income	$23,036	$23,239	$95,502	$81,117

Diluted:
Weighted average common shares outstanding	44,894	46,902	46,941	46,265
Earnings per share from continuing operations	$0.68	$0.64	$2.54	$2.18
Loss per share from discontinued operations	$(0.14)	$(0.12)	$(0.41)	$(0.33)

Earnings per share	$0.54	$0.52	$2.13	$1.85

Gross Margin Data (Continuing Operations):

Retail new vehicles	7.2%	7.6%	7.3%	7.7%
Fleet vehicles	2.1%	2.1%	2.1%	2.6%
Total new vehicles	6.8%	7.3%	6.9%	7.3%
Used vehicles retail	8.2%	9.1%	9.0%	9.6%
Total vehicles retail	7.2%	7.7%	7.4%	7.8%
Wholesale vehicles	(1.8)%	(1.0)%	(0.7)%	(0.6)%
Parts, service and collision repair	50.3%	50.5%	50.5%	50.1%
Finance, insurance and other	100.0%	100.0%	100.0%	100.0%
Overall gross margin	15.3%	15.5%	15.5%	15.4%

SG&A Expenses (Continuing Operations):

Personnel	$131,530	$128,505	$545,562	$540,134
Advertising	18,054	15,990	67,979	63,566
Facility rent	26,599	24,413	104,438	98,867
Other	61,774	55,865	249,727	240,323

Total	$237,957	$224,773	$967,706	$942,890

SG&A Expenses as % of Gross Profit

Personnel	40.8%	42.1%	42.2%	44.0%
Advertising	5.6%	5.2%	5.3%	5.2%
Facility rent	8.3%	8.0%	8.1%	8.0%
Other	19.2%	18.2%	19.3%	19.5%

Total	73.8%	73.7%	74.9%	76.8%

Operating Margin %	3.7%	3.8%	3.6%	3.3%

	Three Months Ended		Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Unit Data (Continuing Operations):
New retail units	34,054	33,633	138,371	139,903
Fleet units	3,509	3,264	16,233	15,652
Used units	18,103	15,446	72,143	66,727
Wholesale units	10,851	12,070	47,545	53,758
Average price per unit:
New retail vehicles	$35,059	$34,341	$33,795	$32,535
Fleet vehicles	25,894	22,756	23,423	22,153
Used vehicles	20,800	19,488	20,093	19,211
Wholesale vehicles	8,914	8,726	9,005	9,236

Other Data:

Same store revenue percentage changes:
New retail	(3.0)%		(1.1)%
Fleet	3.8%		4.9%
Total New Vehicles	(2.6)%		(0.7)%
Used	19.3%		9.8%
Parts, service and collision repair	2.3%		3.0%
Finance, insurance and other	8.9%		9.1%
Total	1.3%		0.9%

Balance Sheet Data:
	12/31/2007	12/31/2006
ASSETS
Current Assets:
Cash and cash equivalents	$16,514	$12,696
Receivables, net	347,309	385,849
Inventories	1,093,017	991,984
Assets held for sale	87,342	160,571
Construction in progress expected to be sold	6,421	26,198
Other current assets	29,458	35,834

Total current assets	1,580,061	1,613,132
Property and Equipment, Net	286,591	220,551
Goodwill, Net	1,276,074	1,155,428
Other Intangibles, Net	111,342	94,136
Other Assets	28,676	41,517

TOTAL ASSETS	$3,282,744	$3,124,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Floor plan notes payable	$1,125,670	$1,064,458
Other current liabilities	247,658	268,236
Liabilities associated with assets held for sale	48,592	96,292
Current maturities of long-term debt	4,197	2,707

Total current liabilities	1,426,117	1,431,693
LONG-TERM DEBT	697,800	598,627
OTHER LONG-TERM LIABILITIES	83,829	39,570
DEFERRED INCOME TAXES	144,170	151,034
STOCKHOLDERS’ EQUITY	930,828	903,840

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,282,744	$3,124,764

Balance Sheet Ratios:
Current Ratio	1.11	1.13
Debt to Total Capital, Net of Cash	42.4%	39.4%